
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         SEP-30-1997
<CASH>                                               542,914
<SECURITIES>                                         2,807,734
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       32,667,569<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           31,534,565
<TOTAL-LIABILITY-AND-EQUITY>                         32,667,569<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     134,216<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     277,666<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   27,319
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (2,063,154)<F5>
<EPS-PRIMARY>                                        (29.63)
<EPS-DILUTED>                                        000

<F1>Included  in total assets is  mortgagee  escrow  deposits of $5,948,  tenant security deposit escrow of $2,886, Investments in Local Limited Partnerships of $28,299,135, rental property of $960,104, a replacement reserve escrow of $1,805 and other assets of $47,043.
<F2>Included  in Total  Liability  and Equity is accounts payable to  affiliates of $67,933, accounts payable and accrued expenses of $58,900, mortgage notes payable of $711,747, tenant security deposits payable of $2,886, deferred revenue of $156,635 and minority interest in Local Limited Partnership of $134,903.
<F3>Total  revenue  includes investment  of $91,136, rental of $39,309 and other of $3,771.
<F4>Included in Other Expenses is general and administrative  of $118,639, asset management fees of $118,354, rental operations of $9,518, property management fee of $2,391, depreciation of $14,119 and amortization of $14,645.
<F5>Net loss includes minority interest in losses of Local  Limited Partnerships of $135 and  equity in losses of Local  Limited Partnerships of $1,892,520.

